JIANYE GREENTECH HOLDINGS LTD
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS FOR THE PERIOD ENDED
DECEMBER 31, 2008
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Jianye Greentech Holdings Ltd
(A Development Stage Company)

We have audited the accompanying balance sheet of Jianye Greentech Holdings Ltd (A development stage company) (the "Company") as of December 31 2008, and the related statements of operations, stockholders' equity, and cash flows for the period from April 17, 2008 (inception) through December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31 2008, and the results of its operations and its cash flows for the period from April 17, 2008 (inception) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

KCCW Accountancy Corp
Diamond Bar, California

November 4, 2009

JIANYE GREENTECH HOLDINGS LTD
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2008

Assets	
Total Assets	$ -
Liabilities and Stockholders' Equity	
Total liabilities	$ -
Stockholders' Equity	
Common stock, $0.01 par value, 100,000,000 shares authorized, 5,000,000 shares issued and outstanding	50,000
Stock subscription receivable	(50,000)
Deficit accumulated during the development stage	-
Total stockholders' equity	-
Total Liabilities and Stockholders' Equity	$ -

The Accompanying Notes Are an Integral Part of the Financial Statements.

JIANYE GREENTECH HOLDINGS LTD
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
PERIOD FROM APRIL 17, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

General and administrative expenses	$ -
Net Income	$ -
Net Income Per Share- Basic and Diluted	$ -
Weighted Average Shares Outstanding: Basic and Diluted	5,000,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

JIANYE GREENTECH HOLDINGS LTD
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM APRIL 17, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

	Common Stock Share	Common Stock Amount	Stock Subscription Receivable	Deficit Accumulated During the Development Stage	Total
Issuance of common stock to founders	5,000,000	$ 50,000	$ (50,000)	$ -	$ -
Net income	-	-	-	-	-
Balance, December 31, 2008	5,000,000	$ 50,000	$ (50,000)	$ -	$ -

The Accompanying Notes Are an Integral Part of the Financial Statements.

JIANYE GREENTECH HOLDINGS LTD
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOW
PERIOD FROM APRIL 17, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

		April 17, 2008 (inception) to December 31, 2008
Cash flows from operating activities		
Net income	$	-
Cash flows from investing activities		-
Cash flows from financing activities		-
Net change in cash		-
Cash and cash equivalents		
Beginning		-
Ending	$	-
Supplemental disclosure of cash flows		
Cash paid during the period for:		
Interest expense	$	-
Income tax	$	-
Stock subscription receivable	$	50,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

NOTE 1- NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Nature of operations

Jianye Greentech Holdings Ltd ("Jianye BVI") was incorporated on April 17, 2008 under the laws of British Virgin Islands. Jianye BVI is a holding company that owns 100% of Hong Kong Jianye Greentech Holdings Limited ("Jianye Hong Kong"), a corporation incorporated on May 2, 2008 under the laws of Hong Kong. Jianye BVI and Jianye Hong Kong currently have no operations and operate as investment holding companies. The consolidated financial statements include the accounts of Jianye Greentech Holdings Ltd and its subsidiary. All significant intercompany accounts and transactions are eliminated.

Jianye Greentech Holdings Ltd's year-end is December 31.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Earning (loss) per share

Basic earning (loss) per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At December 31, 2008, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Recent accounting pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

NOTE 2- INCOME TAXES

Jianye Greentech Holdings Ltd ("Jianye BVI") was incorporated in British Virgin Islands and is not subject to any income tax. Hong Kong Jianye Greentech Holdings Limited was incorporated in Hong Kong and has not yet realized income as of December 31, 2008, and no provision for income taxes has been made. At December 31, 2008, there were no deferred tax assets or liabilities.

NOTE 3- STOCKHOLDERS' EQUITY

Jianye Greentech Holdings Ltd issued 5,000,000 shares to its founding shareholder in exchange for $50,000 in cash. Stock subscription receivable of $50,000 from the issuance of the stock is reported as a reduction of stockholder's equity at December 31, 2008.

NOTE 4- SUBSEQUENT EVENT

On September 28, 2009, Jianye Hong Kong established Heilongjian New Jianye New Clean Fuel Marketing Ltd. ("Jianye China"), a wholly owned subsidiary in China, with registered capital of US$50,000. As a result, Jianye BVI owns 100% of the equity of Jianye China through Jianye Hong Kong. Jianye China's primary business is to distribute ethanol and methanol as alternative fuel for automobile use.

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